QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 24, 2005 (except for the last paragraph of Note 19, as to which the date is June 28, 2005), in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-123635) and related Prospectus of NeuStar, Inc. dated June 28, 2005.

/s/ Ernst & Young LLP

McLean, VA June 28, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm